As filed with the Securities and Exchange Commission on October 6, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CREATIVE VISTAS, INC.
(Exact name of registrant as specified in its charter)

Arizona	3669	86-0464104
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Creative Vistas, Inc.
2100 Forbes Street, Units 8-10
Whitby, Ontario, Canada L1N
(Address of principal executive offices)

Stock Option Plan
(Full title of the plan)

Andrew J. Beck, Esq.
Torys LLP
237 Park Avenue
New York, New York
10017
(212) 880-6000
(Name, address and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum
Title of each class of	Amount to be	aggregate	Amount of
securities to be Registered	Registered (1)	offering price(3)	registration fee
Common Stock, no par value (2)	4,000,000	$1,000,000	$107.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the stock option plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding Common Stock.

(2)	Represents the maximum number of shares of Common Stock issueable under the Creative Vistas, Inc. Stock Option Plan.
(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high bid and low asked price per share of Creative Vistas, Inc. Common Stock on October 2, 2006, being $0.25.

EXPLANATORY NOTE

This registration statement registers shares of Common Stock, no par value (the “Common Stock”), of Creative Vistas, Inc. (the “Company”) underlying options that were issued or may be issued under the Company’s Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC by the Company are incorporated herein by reference:

(a) The Company's latest Annual Report on Form 10−KSB for the year ended December 31, 2005, as filed with the SEC on April 18, 2006;

(b) The Company’s quarterly report on Form 10-QSB for the three months ended March 31, 2006, as filed with the SEC on April 17, 2006;

(c) The Company’s latest quarterly report on Form 10-QSB for the six months ended June 30, 2006, as filed with the SEC on August 15, 2006;

(d) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended December 31, 2005;

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company's articles of incorporation, as amended, contain the following indemnification provision:

Article XIII
To the extent permitted by law, the corporation may indemnify any person who incurs any loss, cost or expense by reason of the fact such person is or was an officer, director, employee or agent of the corporation and such indemnification for an officer or director shall be mandatory in all circumstances in which indemnification is permitted by laws of Arizona.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Stock Option Plan
5.1	Opinion of Feldman Brown Wala Hall & Agena, PLC regarding legality
23.1	Consent of Stark Winter Schenkein & Co., LLP
23.2	Consent of Feldman Brown Wala Hall & Agena, PLC (included in opinion referenced in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of Form S-8)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whitby, Province of Ontario, Canada on October 6, 2006.

CREATIVE VISTAS, INC.

By:	/s/ SAYAN NAVARATNAM
Name: Sayan Navaratnam
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sayan Navaratnam and Heung Hung Lee and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and to file the same, with all exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

CREATIVE VISTAS, INC.

Name	Title	Date

/s/ SAYAN NAVARATNAM	Chairman and Chief Executive Officer
Sayan Navaratnam	(Principal Executive Officer) and Director	October 6, 2006

/s/ HEUNG HUNG LEE	Chief Financial Officer
Heung Hung Lee	(Principal Financial Officer and Accounting Officer)	October 6, 2006

/s/ DOMINIC BURNS	Director
Dominic Burns		October 6, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Stock Option Plan
5.1	Opinion of Feldman Brown Wala Hall & Agena, PLC regarding legality
23.1	Consent of Stark Winter Schenkein & Co., LLP
23.2	Consent of Feldman Brown Wala Hall & Agena, PLC (included in opinion referenced in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of Form S-8)